EX-10.1

                                PROMISSORY NOTE


$25,000                                                  NOVEMBER 2,
1999

     FOR VALUE RECEIVED, WE THE UNDERSIGNED, jointly and severally promise to pay, in lawful money of the United States of America, to the order of TRI STAR DIVERSIFIED VENTURES, L.L.C., a Nevada Limited Liability Company, 1601 East Flamingo Road, Suite #18, Las Vegas, NV 89119, the sum of TWENTY FIVE THOUSAND ($25,000) DOLLARS plus interest only at a rate of (10%) as follows:

     On or before December 2, 1999. A delinquency charge on default for each 30 days past due in an amount equal to one and one-half (1.5%) percent per month shall apply. In the event of default in the payment of said interest when due as herein provided, time being of the essence hereof, the holder of this note may, without notice or demand, declare the entire principal sum then unpaid immediately due and payable. The holder of this note may, with notice to any of us, cause additional parties to be added hereto, or revise, extend, or renew the note, or extend the time for making any installment provided for herein, or accept any installment in advance, all without affecting the liability of us, or any of us, hereon. If suit be commenced on said note, the parties hereto jointly and severally agree to pay to the holder of said note a reasonable attorney fee. The borrower agrees to pay a reasonable collection charge should collection be referred to a collection agency or to the payee's collection facilities. The parties hereto, jointly .and severally, hereby waive presentment, demand, protest, notice of dishonor and/or protest and notice of nonpayment; the right, if any, to the benefit of, or to direct the application of, any security hypothecated to the holder until all indebtedness of the borrower to the holder shall have been paid; the right to require the holder to proceed against the borrower, or to pursue any other remedy in the holder's power; and agree that the holder may proceed against us directly and independently of the borrower, and that the cessation of liability of the borrower for any reason, other than full payment, or any revision, renewal, extension, forbearance, change of rate of interest, or acceptance, release or substitution of security, or any impairment or suspension or the holder's remedies or rights against the borrower, shall not in anywise affect the liability of any of the parties hereto. The parties hereto hereby authorize TRI STAR to date this note as of the day when the loan evidenced hereby is made and to complete this note in any other particular according to the terms of said loan. It is agreed hat if the parties hereto, or any of them at any time fail in business or become insolvent, or commit an act of bankruptcy, or if any deposit account or other property of the parties hereto, or any of them, be attempted to be obtained or held by writ of execution, garnishment, attachment, or other legal process, or if any assessment for taxes against the parties hereto, or any of them, other than taxes on real property, is made by federal or state government, or any department thereof, or if the parties hereto fail to notify you of any material change in their financial condition, then, and in such case all of the obligations of the parties hereto to you, or held by you, shall at your option immediately become due and payable without demand or notice.

SIGNATURES

Borrower:

World Shopping Network, Inc.                 Witness


By: /s/  John J. Anton                       /s/  Linda Buquet
John J. Anton, President                     Linda Buquet
Address: 1530 Brookhollow Drive              Address: 1601 East
Flamingo Road
Santa Ana, CA 92705                          Las Vegas, NV 89119